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                                                                   EXHIBIT 10.19
                  GLOBAL TELECOMMUNICATIONS OPERATIONS, INC.

                             CONTRACT No. 4 - 1998

made by and between FELIPE GARCIA ECHEVERRI, of age, domiciled at Santafe de Bogota, D.E., bearer of Passport No. 80409281, issued in Santafe de Bogota D.C., who acts as Attorney-in-fact according to special power of attorney granted by GLOBAL TELECOMMUNICATIONS OPERATIONS, INC., (hereinafter referred to as the "COMPANY") -on the one part-, and SIEMENS AKTIENGESELLSCHAFT, a corporation duly organized and existing under the laws of the Federal Republic of Germany, domiciled at Berlin and Munich, represented by SIEMENS SOCIEDAD ANONIMA, a corporation registered in the Chamber of Commerce of Bogota under Registry No. 003.206, herein represented by Mr. HEINZ HABENICHT, of age, bearer of Foreigner I.D. No. 92.236, who resides in Santafe de Bogota, and Mr. ORLANDO HERNANDEZ CHAPARRO, of age, domiciled at Santafe de Bogota, bearer of Identification Document No. 17.023.898, a corporation domiciled at Santafe de Bogota, which may be verified with the Commercial Agency and Exclusive Representation Certificate, issued by the Chamber of Commerce of Bogota (hereinafter referred to as "CONTRACTOR"),

CLAUSE ONE. SUBJECT: The CONTRACTOR agrees to transfer, as a Purchase and Sale transaction, the equipment to the COMPANY at the following destination: A) PALMIRA. EWSD commutation equipment for 3,155 rural wireless telephone lines, WLL wireless access equipment for 3,155 members, radio equipment for interconnecting the main office to WLL base stations. B) BUGA. EWSD commutation equipment for 3,155 rural wireless telephone lines, WLL wireless access equipment for 3,155 members, radio equipment for interconnecting the main office to WLL base stations. C) GIRARDOT. EWSD commutation equipment for 3,155 rural wireless telephone lines, WLL wireless access equipment for 3,155 members, radio equipment for interconnecting the main office to WLL base stations. D) CARTAGO. EWSD commutation equipment for 3,155 rural
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wireless telephone lines, WLL wireless access equipment for 3,155 members, radio equipment for interconnecting the main office to WLL base stations. All of the above according to the Technical Annex.

CLAUSE TWO. DOCUMENTS OF THIS CONTRACT. The Technical Annex is an integral part of this Contract. The following aspects are included in the Technical Annex: a) General Summary of Prices, b) List of Materials, c) Delivery Schedule, d) Graphics, e) Readjustment formula for future purchases and parts, f) Technical specifications and characteristics of property and equipment, and the CONTRACTOR's offer.

CLAUSE THREE. VALUE OF THE CONTRACT. The value of importation supplies (CIP), included in the Technical Annex hereof is ELEVEN MILLIONS SEVENTEEN THOUSAND SIX HUNDRED SEVENTY-EIGHT UNITED STATES AMERICAN DOLLARS AND 23 CENTS (US$11,017,678.23), distributed as follows: A) TELEPALMIRA: TWO MILLIONS SIX HUNDRED FIFTY-EIGHT THOUSAND NINE HUNDRED SEVENTEEN UNITED STATES AMERICAN DOLLARS (US$2,658,917.00). B) BUGATEL: TWO MILLIONS SEVEN HUNDRED EIGHTY-NINE THOUSAND FIFTY-SEVEN UNITED STATES AMERICAN DOLLARS AND 23 CENTS (US$2,789,057.23). C) TELEFONOS DE CARTAGO: TWO MILLIONS SEVEN HUNDRED EIGHTY-FIVE THOUSAND FIFTY-FOUR UNITED STATES AMERICAN DOLLARS (US$2,785,054.00). D) EMPRESA DE TELECOMUNICACIONES DE GIRARDOT: TWO MILLIONS SEVEN HUNDRED EIGHTY-FOUR THOUSAND SIX HUNDRED FIFTY UNITED STATES AMERICAN DOLLARS (US$2,784,650.00).

PARAGRAPH 1: Insurance costs, local transportation, warehousing, customs agency costs in Colombia for imported property (CIP) shall be on the COMPANY's account or on its leasees. The COMPANY or its leasees shall assume and directly pay customs duties, IVA and all other nationalization costs in Colombia. All direct and indirect taxes, contributions and interests of any kind in effect as of the subscribing date of this Contract

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and imposed thereof shall be on the CONTRACTOR'S account. Constitution of new taxes or increment of existing rates shall be on the COMPANY'S account.

PARAGRAPH 2: If, due to delays in the terms agreed for delivering the contracted equipment (CIP), for reasons attributable to the CONTRACTOR other than force majeure or unexpected circumstances, any national tax, interest or contribution is imposed, the CONTRACTOR shall assume such value resulting from this reason.

CLAUSE FOUR. TERMS OF PAYMENT. The COMPANY shall pay to the CONTRACTOR the amounts provided in the Third Clause hereof according to the provisions of the financing contract subscribed to that effect within the following thirty (30) days.

CLAUSE FIVE. DELIVERY TERM. The CONTRACTOR agrees to deliver all importation equipment and elements according to schedules indicated in the Technical Annex for each locality, provided payments according to the financing contract (above clause) have been received.

CLAUSE SIX. EXTENSION OF THE DELIVERY TERM. Terms and other obligations mentioned in this Contract shall be extended if a Force Majeure event occurs (according to the definition included in the Civil Code of the Republic of Colombia). The party claiming that a state of force majeure exists shall prove to the other party such impossibility to perform its obligations. In these cases the new terms and obligations shall be mutually agreed on. However, the party so affected by the force majeure shall send to the other party of its commencement in writing within three (3) days following the date in which it may be possible. The extension of time herein anticipated shall be for as long as the affected party is prevented from performing its obligations but no longer. In the event a term is due during the occurrence of this force majeure, such extension of time shall not be longer than the time from the date of its commencement to the date its obligations should be performed.
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CLAUSE SEVEN. MARKS AND PATENTS. The CONTRACTOR guarantees to the COMPANY the usage of the marks or tradenames and patents for the equipment, materials and elements it is obliged to supply. The CONTRACTOR shall defend at its own expense any suit against the COMPANY by reason of the misuse of the marks or tradenames and patents, and shall pay all fines and expenses derived thereto. If, as a result of these actions, the COMPANY is legally or administratively compelled to stop using one or more of the property herein mentioned, the CONTRACTOR must:
(a) guarantee, as possible, payment for the damages to the third party claiming infringement, in such way that the COMPANY may keep using the property on a continuous basis. (b) if the above is not legally possible, the CONTRACTOR should provide, within five (5) days following the order to stop using the property/property, substitute property of similar characteristics or make corrections to the property within the same period of five (5) days excluding the infringement but with the same technical and performing characteristics. In both cases the COMPANY shall be allowed to guarantee continuity in rendering the Telecommunications public domiciliary service.

CLAUSE EIGHT. EXTENT OF THE TECHNICAL QUALITY WARRANTY. The equipment supplied by the CONTRACTOR to the COMPANY shall be new and of the best quality and shall be manufactured in a way that it may be resistant to the climate and meteorological conditions of the places where it will be installed. In case of failure, including branches, the CONTRACTOR shall exclusively respond as follows: -all parts, discovered to be useless due to defective construction, or materials deficiency, or defective manufacture within a period of eighteen
(18) months from the subscription date of each Act of Initial Receipt and initiation of operations in each locality, will be supplied again or repaired, as the case may be, free of charge, provided the maintenance done during the warranty period is properly performed-. Presence of such defects shall be officially notified to the CONTRACTOR within fifteen (15) days from the date that the leasees of the COMPANY have acknowledged these defects. Parts that are replaced under this provision shall remain as the CONTRACTOR'S property. The warranty is not applicable to aging, natural wear due to mechanic causes, or imperfection due to improper or negligent use of the service elements, as well as defective works in buildings,
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chemical and electrochemical influences resulting from natural causes for which the CONTRACTOR is not responsible. Warranty of the equipment implies that it may be repaired or replaced as many times as needed for its normal performance. However, this obligation expires automatically after the period of eighteen (18) months from the subscription date of each Act of Initial Receipt and initiation of operations in each locality. This quality warranty does not apply to existing equipment that is not the subject of this Contract.

CLAUSE NINE. WARRANTIES. CONTRACTOR shall constitute warranties in favor of the COMPANY and its leasees. These warranties shall be issued by a Bank or an Insurance Company legally authorized to operate in Colombia and will be based on the value of the contract estimating the performance of obligations thereof, as follows: (a) Compliance of this Contract including fines for 10% the value of the Contract which shall be in effect during its term and three (3) months thereafter. (b) 10% the value of the imported property hereby included for quality and correct performance of the supplied property which will be in effect for eighteen (18) months from the subscribing date of each act of initial receipt and initiation of operations in each locality. The warranty referred to in item a) shall be constituted and presented to the COMPANY and its leasees by the CONTRACTOR together with a certificate of payment of the premium within five
(5) days following the subscribing date of this Contract. The warranty referred to in item b) shall be constituted and presented to the COMPANY and the corresponding leasee by the CONTRACTOR together with a certificate of payment of the premium within five (5) days following the subscribing date of each act of initial receipt and initiation of operations.

PARAGRAPH. The CONTRACTOR agrees to keep the policies in force during the term of the obligations warranted by such policies and to extend the policies, in the event they are due, until the agreed term. The COMPANY may demand, at any time, in force certification of the policies.
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CLAUSE TEN. WARRANTY REPLACEMENT. The CONTRACTOR accepts to replace the amount of the warranty every time that, due to fines imposed to it, it may be decreased or exhausted.

CLAUSE ELEVEN. FINES. The CONTRACTOR shall be bound to pay to the COMPANY, as a fine or sanction for arrears, an amount equivalent to two per one thousand (2/oo) the value of the supplies or property not delivered within the agreed terms for each day in arrears. However, the amount of the imposed fines shall not exceed ten percent (10%) of the total value of the Contract. In any case, the CONTRACTOR shall not assume any ceasing profit, indirect and consequential damages, or invoicing losses. Fines shall be imposed by written notification, duly supported by the COMPANY or its leasees. The CONTRACTOR may answer within a period of five (5) working days following the date this notification is received. The COMPANY or its leasees shall answer to this within a period of five (5) working days. In the event such fine is confirmed, and, if CONTRACTOR insists on its claims, the Compromising Clause included in Clause Sixteen shall apply within a period of five (5) days following such confirmation.

PARAGRAPH. Once the fine is confirmed, the COMPANY is authorized to withhold its amount from the amount owed by the COMPANY to the CONTRACTOR, as well as interests, for which the same rate included in the financing contract shall be used, from the date the fine is imposed by the COMPANY.

CLAUSE TWELVE. TECHNOLOGICAL MODIFICATIONS. The parties hereto agree on a period not greater than thirty (30) days following subscription of this Contract to perform the annexes and adjustments that, due to technical reasons, are deemed necessary in order to assure that the obligations hereby provided are successfully performed.

CLAUSE THIRTEEN. DOMICILE AND APPLICABLE LAW. New York City is set to be the contractual domicile for all legal effects. This contract shall be in all respects
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governed by the laws of New York State and any claim shall be subject to judges in such jurisdiction.

CLAUSE FOURTEEN. CONFIDENTIALITY. This agreement and all information supplied by the COMPANY or its leasees to the CONTRACTOR with respect to the project, during the term of negotiations, as well as information supplied during its execution shall be held in trust and confidence, in the same way that it keeps its commercial secrets and privileged information secret and confidential. Upon termination of this Contract, the CONTRACTOR accepts to return to the COMPANY or its leasees or destroy all information received and present a certificate signed by a financial inspector stating that it indeed was destroyed.

CLAUSE FIFTEEN. SETTLEMENT OF DIFFERENCES. All differences which may arise between the parties hereto out of or in relation to the subscription, execution, interpretation or termination of this Contract shall be subject to the following procedure: a) Once the difference is made known and within a period of ten (10) days following this acknowledgement any of the parties hereto may request in writing to the other party, within a period not greater than five (5) days from the date of notification, a meeting with the legal representatives of the parties hereto with the purpose to settle the difference. b) If the legal representatives do not settle the difference within a period of twenty days (20) thereafter, or their meeting is not set within the period of five (5) days hereby mentioned, the difference shall be finally settled by arbitration in New York State, pursuant to the Arbitration Rules of New York State, by which each party shall be bound.

CLAUSE SIXTEEN. FUTURE PURCHASES AND PARTS. The CONTRACTOR guarantees to the COMPANY the proper supply of accessory parts and materials required for operation and maintenance of the property supplied for a period of ten (10) years from the CIP date. The CONTRACTOR agrees to process future purchase orders for equipment and software placed by the COMPANY or its leasees at the lowest price between a) unit prices referred to in the Technical Annex hereof adjusted according to the adjustment formula included in the Technical Annex, and b) the list price in force as of
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the date of the purchase order. In witness whereof it is signed in Panama, on
June 11th, 1998.

                  GLOBAL TELECOMMUNICATIONS OPERATIONS, INC.



                       ________________________________
                            Felipe Garcia Echeverri
                                Attorney-in-fact



                          SIEMENS AKTIENGESELLSCHAFT
                                REPRESENTED BY
                           SIEMENS SOCIEDAD ANONIMA



___________________________________               ______________________________
HEINZ HABENICHT                                   ORLANDO HERNANDEZ
Telecommunications Vice-president                 Attorney-in-fact